                          FORM N-CSR ITEM 10(c) EXHIBIT

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned hereby certify in their capacity as Treasurer and President, respectively, of Eaton Vance Special Investment (the "Trust") (on behalf of Eaton Vance Balanced Fund), that:

   (a)  the Semi-Annual Report of the Trust (on behalf of Eaton Vance Balanced
        Fund) on Form N-CSR for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Eaton Vance Balanced) for such period.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE TRUST AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

Eaton Vance Special Investment Trust (On behalf of Eaton Vance Balanced Fund)

Date: August 18, 2003


/S/ James L. O'Connor
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James L. O'Connor
Treasurer


Date: August 18, 2003


/S/ Thomas E. Faust Jr.
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Thomas E. Faust Jr.
President